EXHIBIT 3(A)






                            LIMITED PARTNERSHIP DEED

                                     between

                     TU AUSTRALIA HOLDINGS (AGP) PTY LIMITED


                                       and

                       TU AUSTRALIA HOLDINGS NO.1 LIMITED


                                       and

                       TU AUSTRALIA HOLDINGS NO.2 LIMITED






                                BAKER & MC.KENZIE
                                   Solicitors
Level 26, AMP Centre                                   Level 39, Rialto
50 Bridge Street                                       525 Collins Street
SYDNEY  NSW  2000                                      MELBOURNE  VIC  3000
Tel:  (02) 9225-0200                                   Tel:  (03) 9617-4200
Fax:  (02) 9223-7711                                   Fax:  (03) 9614-2103


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                                    CONTENTS


CLAUSE
NUMBER         HEADING                                                     PAGE


1.             DEFINITIONS AND INTERPRETATION                                 2
1.1            Definitions                                                    2
1.2            Interpretation                                                 6

2.             REGISTRATION OF THE PARTNERSHIP                                8
2.1            Application                                                    8
2.2            Statement Particulars                                          8

3.             LIABILITY OF PARTNERS                                          8
3.1            Generally                                                      8
3.2            General Partner                                                9
3.3            Overriding effect                                              9
3.4            Return of contribution                                         9
3.5            Liability for business conducted outside the State             9

4.             CHANGES TO THE PARTNERSHIP                                     9
4.1            Changes in registered particulars                              9
4.2            Cessation of limited partnership                              10
4.3            Change in status of Partners                                  10

5.             PURPOSE OF PARTNERSHIP                                        10
5.1            Sole purpose                                                  10
5.2            Other matters                                                 10
5.3            Competing activities                                          10

6.             GENERAL PARTNER                                               10
6.1            Partnership Business                                          10
6.2            General Partner's business                                    11
6.3            General Partner's authority                                   11
6.4            General Partner representative                                11
6.5            Accounts                                                      11
6.6            Business plan and Budget                                      12
6.7            Bank Account                                                  12
6.8            Auditor                                                       13

7.             LIMITED PARTNERS                                              13
7.1            Limited Partners and management                               13
7.2            Change of status                                              13

8.             EXPENSES                                                      13


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9.             CAPITAL                                                       13
9.1            Capital Account                                               13
9.2            Capital Contribution                                          13
9.3            Partnership Property                                          14
9.4            No separate Partners assets                                   14
9.5            Withdrawal of capital                                         14

10.            PROFITS AND LOSSES                                            14
10.1           Allocation                                                    14
10.2           Allocation of profits                                         14

11.            DEALING IN PARTNERSHIP INTERESTS                              15
11.1           General Prohibition                                           15
11.2           New Partners                                                  15

12.            DURATION AND DISSOLUTION                                      15
12.1           Duration                                                      15
12.2           Dissolution                                                   15
12.3           Dissolution not available in certain cases                    16
12.4           Winding up                                                    16

13.            INDEMNITY                                                     16

14.            RESOLUTION OF DISPUTES                                        16
14.1           Reference to Representatives                                  16
14.2           Expert                                                        16
14.3           Reference to Courts                                           17
14.4           Continued Performance Required                                17

15.            CONFIDENTIALITY                                               17
15.1           Provisions to Remain Confidential                             17
15.2           Permitted Disclosures                                         17
15.3           Announcements                                                 18
15.4           Survival of Obligation                                        18

16.            NOTICES                                                       18
16.1           Notices                                                       18
16.2           Mode of service                                               19

17.            MISCELLANEOUS                                                 19
17.1           Governing Law                                                 19
17.2           Jurisdiction                                                  19
17.3           Invalidity                                                    19
17.4           Waiver and Exercise of Rights                                 20
17.5           Survival of indemnities                                       20
17.6           Amendments                                                    20
17.7           Counterparts                                                  20
17.8           Further Acts                                                  20
17.9           Entire Agreement                                              21


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               SCHEDULE                                                      23
               Partner Interests                                             23


                                      iii
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                            LIMITED PARTNERSHIP DEED


THIS DEED is made on the 27th day of January, 1999.

BETWEEN
TU Australia Holdings (AGP) Pty Limited (ACN 086 014 931) of Level 49, 525 Collins Street, Melbourne, Victoria 3000 ("General Partner").

TU Australia Holdings No.1 Limited (No. 3679715) (presently known as Rectrade Limited) of Kempson House, Camomile Street, London, EC3A 7AN ("Partner 1").

AND
TU Australia Holdings No.2 Limited (No. 3679712) (presently known as Roidtrade Limited) of Kempson House, Camomile Street, London, EC3A 7AN ("Partner 2").

(collectively the "Partners")


RECITALS

A. The Partners wish to form a limited liability partnership and to register that limited partnership under Part 3 of the Partnership Act 1958 (Vic).

B. Each Partner will unconditionally contribute to the Partnership as and when called upon to do so by the General Partner that amount set opposite its name in the Schedule.

C. The Limited Partners will unconditionally contribute to the Partnership on or after the Success Date that amount or the property set opposite its name in the Schedule.

D. It is intended that the Partnership enter into certain financing arrangements with the Financiers, Junior Banks (in each case as defined in the Security Trust Deed) to enable the Partnership to acquire or subscribe for shares in the Company.


OPERATIVE PROVISIONS
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1.           DEFINITIONS AND INTERPRETATION
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1.1          DEFINITIONS

In this Deed, the following words shall have the following meanings:


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"ACCOUNTING STANDARDS" means, in relation to the Partnership, those generally accepted accounting principles and practices consistently applied in Australia in respect to limited partnerships;

"ACT" means the Partnership Act 1958 (Vic);

"AUDITORS" means the person or firm appointed as auditor of the Partnership pursuant to clause 6.8;

"AUTHORISED OFFICER" means, for a Partner, a director or a secretary of the Partner or any other person nominated by the Partner by notice to the other Partners to be an Authorised Officer, the notice to be accompanied by a certified copy of the signature of any person nominated;

"BANK" means a bank authorised under the Banking Act 1959 (Cth), or under the laws of a State, to carry on banking business in Australia or in that State;

"BANK ACCOUNT" means the Partnership bank account to be opened by the General Partner and operated in accordance with clause 6.7;

"BUSINESS DAY" means any day, other than a Saturday or Sunday on which Banks are open for business in Melbourne;

"BUSINESS PLAN" means the business plan to be prepared by the General Partner in accordance with clause 6.6(c);

"BUDGET" means the budget to be prepared by the General Partner in accordance with clause 6.6(d);

"CAPITAL ACCOUNT" means each capital account established in accordance with clause 9.1;

"CAPITAL CONTRIBUTION" means the total of the amounts contributed or to be contributed to the Partnership by a Partner as required by clause 9.2;

"COMMENCEMENT DATE" means the date on which the Office of Fair Trading registers the Partnership as a limited partnership;

"COMPANY" means TU Australia Holdings Pty Limited (ACN 086 006 859);

"CONTROLLER" has the same meaning as "controller" in the Corporations Law;

"DISPOSE" means assign, transfer or otherwise dispose of any legal or equitable interest either in whole or part, whether by sale, lease, declaration or creation of a trust or otherwise, and "DISPOSAL" has a corresponding meaning;

"ENCUMBER" means to create or allow to exist any Encumbrance;

"ENCUMBRANCE" means:


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(a)          any mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation, arrangement for the retention of title and any other right, interest, power or arrangement of any nature having the purpose or effect of providing security for, or otherwise protect against default by any person;

(b) any lien, profit a prendre, easement, restrictive covenant, equity or interest in the nature of an encumbrance, garnishee order, writ or warrant of execution, right of set-off, lease, licence to use or occupy, assignment of income or monetary claim; and

(c)          any agreement to create any of them or allow any of them to exist;

"ENTITY" includes a trust;

"FINANCIAL YEAR" means the period from the Commencement Date until 31 December 1999 and thereafter the period commencing on 1 January in each year and ending on the next following 31 December or the date of dissolution of the Partnership, whichever is the earlier or such other period as the General Partner shall determine;

"FINANCING DOCUMENTS" means any documents which are "Finance Documents" as defined in the Security Trust Deed and any other documents entered into by the General Partner for the purpose of obtaining financial accommodation;

"INSOLVENCY EVENT" means for a Partner, the happening of one or more of the following events:

(a) except for the purpose of a solvent reconstruction or amalgamation which has the prior written consent of the other Partners:

             (i) process is filed in a court seeking an order that it be wound up or that a Controller be appointed to it or any of its assets, unless the application is withdrawn, struck out or dismissed within 7 days of it being filed; or

             (ii) an order is made that it be wound up or that a Controller be appointed to it or any of its assets; or

             (iii)       a resolution that it be wound up is passed or proposed;

(b) a liquidator, provisional liquidator, Controller or any similar official is appointed to, or takes possession or control of, all or any of its assets or undertaking;

(c) an administrator is appointed to it, a resolution that an administrator be appointed to it is passed or proposed, or any other steps are taken to appoint an administrator to it;

(d) it enters into, or resolves to enter into, an arrangement, compromise or composition with any of, or any class of, its creditors or shareholders, or an assignment for the benefit of any of, or any class of, its creditors, or process is filed in a court seeking approval of any such arrangement, compromise or composition;


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(e)          a reorganisation,  moratorium,  deed of company arrangement or other administration involving one or more of its creditors is proposed or effected;

(f) any action is taken by the Australian Securities and Investment Commission with a view to cancelling its registration or to dissolving it, or an application is made to the Australian Securities and Investment Commission that any such action be taken;

(g) it is insolvent within the meaning of Section 95A of the Corporations Law, as disclosed in accounts prepared for the purposes of this Deed or otherwise states that it is unable to pay its debts or it is presumed to be insolvent under any applicable law;

(h) as a result of the operation of section 459F(1) of the Corporations Law, it is taken to have failed to comply with a statutory demand;

(i)          it stops or suspends or threatens to stop or suspend:

             (i)         the payment of all or a class of its debts; or

             (ii) the conduct of all or a substantial part of its business or threatens to do so; or

(j) anything having a substantially similar effect to any of the events specified in the preceding paragraphs happens to it under the law of any jurisdiction.

"LIMITED PARTNER" means a Partner other than the General Partner;

"OWNERSHIP PERCENTAGE" means in respect of a Partner, that percentage set out opposite its name in the Schedule, as such percentage may be amended to reflect any disposal or acquisition of a further interest by that Partner in accordance with this Deed;

"PARTNERSHIP" means the limited partnership created by registration under the Act, the terms of which are evidenced by this Deed;

"PARTNERSHIP BUSINESS" means the investment in and ownership of shares and securities in the Company and any other entity, including:

(a) investing in, subscribing for and holding shares and securities in the Company or any other entity;

(b) entering into such financial accommodation as may be necessary or desirable to facilitate the acquisition of shares and securities in the Company or any other entity;

(c) granting security over some or all of the Partnership Property including the shares and any securities in the Company or any other entity;

(d) entering into such other financial instruments, including swaps, hedges and options, in relation to the Partnership Property and the liabilities of the Partnership;

(e) entering into such other financial accommodation to be provided to the Partners for the purposes of repaying or restructuring in whole or in part the financial accommodation or reimbursement or


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             indemnity obligations undertaken by the Partners, including those arising under the Financing Documents;

(f) any such other acts, matters or things as the Partners may unanimously agree;

"PARTNERSHIP INTEREST" means the undivided interest of a Partner in all rights and obligations arising under, or in connection with the Partnership by virtue of this Deed;

"PARTNERSHIP PROPERTY" means all rights, benefits, interest, property and assets of the Partnership owned legally or beneficially from time to time on behalf of the Partnership by all or any of the Partners;

"RELATED BODIES CORPORATE" has the meaning given to that term in section 50 of the Corporations Law;

"REPRESENTATIVE" means a person appointed by the General Partner as a representative pursuant to clause 6.4;

"SECURITY TRUSTEE" means the Security Trustee as defined in the Security Trust Deed;

"SECURITY TRUST DEED" means the Security Trust Deed to be dated on or about 29 January 1999 between General Partner, TU Australia Holdings Pty Ltd, TUA (No. 8) Pty Ltd, TUA (No. 9) Pty Ltd, Texas Utilities Australia Pty Ltd, TUA (No. 10) Pty Ltd and TUA (No. 11) Pty Ltd, Eastern Energy Limited, Texas Utilities Company, certain financiers specified therein as Junior Banks, National Australia Bank Limited as Agent and Security Trustee;

"STATE" means the State of Victoria; and

"SUCCESS DATE" means the date determined by the General Partner being not later than the date for completion by TUA (No. 10) Pty Ltd and TUA (No. 11) Pty Ltd or a Related Body Corporate of the acquisition of the assets and businesses of Westar Pty Ltd, Westar (Assets) Pty Ltd and Kinetik Energy Pty Ltd.

1.2          INTERPRETATION

In this Deed, unless the context requires another meaning:

(a)          a reference:

             (i)         to the singular includes the plural and vice versa;

             (ii)        to a gender includes all genders;

             (iii) to a document (including this Deed) is a reference to that document (including any Schedules) as amended, consolidated, supplemented, novated or replaced;


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             (iv)        to an agreement includes any undertaking,
                         representation, deed, agreement or legally enforceable arrangement or understanding whether written or not;

             (v)         to a party means a party to this Deed;

             (vi) to an item, Recital, clause, Schedule is to an item, Recital, clause or Schedule of or to this Deed;

             (vii) to a notice means a notice, approval, demand, request, nomination or other communication given by one party to another under or in connection with this Deed;

             (viii)      to a person (including a party) includes:

                         (A) an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency; and

                         (B) the person's successors, permitted assigns, substitutes, executors and administrators;

             (ix)        to a law:

                         (A) includes a reference to any legislation, treaty, , judgment, rule of common law or equity or rule of any applicable stock exchange; and

                         (B) is a reference to that law as amended, consolidated, supplemented or replaced; and

                         (C) includes a reference to any regulation, rule, statutory instrument, by-law or other subordinate legislation made under that law;

             (x) to an accounting term is to be interpreted according to the Accounting Standards;

             (xi) the word including or includes means including, but not limited to, or includes, without limitation,.

(b) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(c)          Headings are for convenience only and do not affect interpretation.

(d) If a payment or other act must (but for this clause) be made or done on a day that is not a Business Day, then it must be made or done on the next Business Day.

(e) If a period occurs from, after or before a day or the day of an act or event, it excludes that day.


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(f)          This Deed may not be construed adversely to a party only because that party was responsible for preparing it.

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2.           REGISTRATION OF THE PARTNERSHIP
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2.1          APPLICATION

The Partners shall cause an application for registration of the Partnership as a limited partnership to be lodged with the Office of Fair Trading in Victoria in accordance with Part 3 of the Act. Each Partner must sign the statement to be lodged for this purpose.

2.2          STATEMENT PARTICULARS

The statement to be lodged pursuant to clause 2.1 must be in a form approved by the Office of Fair Trading and must contain the following particulars:

(a) the name of the Partnership, being "TU Australia Holdings Limited Partnership";

(b)          the full address in Victoria of the office of the Partnership;

(c)          the full name of each Partner;

(d) the full address of each Partner, being its registered office or principal place of business;

(e) a statement in relation to each Partner in as to whether that Partner is a general partner or a limited partner;

(f) a statement in relation to each limited partner to the effect that it is a limited partner whose liability to contribute is limited to the extent of the amount specified in the statement (being the amount of any capital, or the value of any property, that the limited partner has agreed to contribute to the Partnership);

(g) a statement, in relation to each limited partner of the amount of any capital and the value of any property that the Partner has agreed to contribute to the Partnership, showing separately the amount or value actually contributed and the amount or value outstanding;

(h) such other particulars as are required by the regulations or the approved form of statement.

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3.           LIABILITY OF PARTNERS
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3.1          GENERALLY

Subject to the Act, the liability of each of the Limited Partners in connection with, arising out of or in any way related to this Deed or any act matter or thing contemplated or done pursuant to this Deed is limited to such Partner's


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Partnership Interest together with the amount (if any) of any Capital
Contribution remaining to be paid by such Partner.

3.2          GENERAL PARTNER

Subject to the Act, the liability of the General Partner to any other Partner in connection with, arising out of or in any way related to this Deed or any act matter or thing contemplated or done pursuant to this Deed is limited to the General Partner's Partnership Interest together with the amount (if any) of any Capital Contribution remaining to be paid by the General Partner.

3.3          OVERRIDING EFFECT

The provisions of clauses 3.1 and 3.2 apply notwithstanding any other provision of this Deed, including any indemnity.

3.4          RETURN OF CONTRIBUTION

If the whole or any part of a contribution made by any Limited Partner is received back by it, the liability of that Limited Partner is restored accordingly.

3.5          LIABILITY FOR BUSINESS CONDUCTED OUTSIDE THE STATE

The limitation on the liability of each Limited Partner provided in this Deed shall extend to any debt or obligation incurred in connection with the conduct of the Partnership Business outside the State.

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4.           CHANGES TO THE PARTNERSHIP
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4.1          CHANGES IN REGISTERED PARTICULARS

(a) If any change occurs in relation to the registered particulars of the Partnership, a statement setting out the changed particulars must be lodged with the Office of Fair Trading by the General Partner within 7 days after the change has occurred.

(b)          The statement must be signed:

             (i)         by the General Partner;

             (ii) if the change relates to the admission of new partner or a change in the liability of a Limited Partner to contribute, by the Limited Partner concerned.

(c) The statement must be in a form approved by the Office of Fair Trading and contain the particulars required by the regulations or the approved form of statement.


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4.2          CESSATION OF LIMITED PARTNERSHIP

The Partnership ceases to be a limited partnership if:

(a) none of the Partners is a limited partner within the meaning of the Act; or

(b) the Partners agree that they will carry on the Partnership Business otherwise than as a limited partnership.

4.3          CHANGE IN STATUS OF PARTNERS

If, without the consent of all Limited Partners, the Partnership ceases to be a limited partnership but continues to carry on business, the General Partner to the extent permitted by law indemnifies each Partner which did not consent to the cessation of the limited partnership for any loss, cost or expense suffered by that Partner in excess of that Partner's Partnership Interest and unpaid Capital Contribution.

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5.           PURPOSE OF PARTNERSHIP
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5.1          SOLE PURPOSE

The Partnership is formed for the sole purpose of enabling the Partners to carry on the Partnership Business.

5.2          OTHER MATTERS

Nothing in this Deed shall constitute the parties to this Deed partners in respect of any other matters or business.

5.3          COMPETING ACTIVITIES

Each of the Partners acknowledges and agrees that it and its Related Bodies Corporate and the other Partners and their Related Bodies Corporate will carry on and may carry on business and activities which relate directly or indirectly to the Partnership Business and any similar business. No Partner shall be required to declare its interest in those businesses or activities or shall be required to limit its activity or involvement in the Partnership Business or any potential Partnership Business because of those other businesses or activities.

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6.           GENERAL PARTNER
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6.1          PARTNERSHIP BUSINESS

The General Partner will be solely responsible for the management and direction of the Partnership Business.


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6.2          GENERAL PARTNER'S BUSINESS

The General Partner must engage only in the conduct of the Partnership Business.

6.3          GENERAL PARTNER'S AUTHORITY

The General Partner may in accordance with the power conferred on it under clause 6.1 exercise such powers and discretions and is authorised to enter into such contracts binding on the Partners and the Partnership Property as it in its reasonably held opinion considers may be necessary in carrying on the Partnership Business.

6.4          GENERAL PARTNER REPRESENTATIVE

The General Partner may, by written notice to the other Partners appoint one or more Representatives to carry out its functions and obligations under this Deed including, without limitation, to confer on those Representatives the power to execute on behalf of the General Partner such instruments as may be considered necessary or desirable in relation to the conduct of the Partnership Business.

6.5          ACCOUNTS

(a) The General Partner shall keep comprehensive, true and accurate records and accounts of the affairs of the Partnership, including all income and expenses of the Partnership and shall procure the preparation of all Partnership taxation returns.

(b) The General Partner shall maintain the Partnership accounts and all other records and statements in relation to the Partnership Business in accordance with Accounting Standards.

(c) The General Partner shall retain records required to be retained by law in the manner (if any) and for the period prescribed by law.

(d)          The General Partner shall prepare:

             (i) as soon as practicable, but in any event no later than 28 days after the end of each calendar quarter, a detailed profit and loss account, balance sheet and cashflow statement, analysis of Capital Contributions and revenue, a review of the Budget together with a reconciliation of results with the Budget for the corresponding period, and if considered necessary a statement of the source and application of funds for such period; and

(ii) as soon as practicable but in any event no later than 45 days after the end of each period of 12 months (or such shorter periods as is appropriate in respect of the relevant Financial Year) ending on the last day of each Financial Year, accounts reflecting the results for that Financial Year of all transactions on behalf of the Partners during and at the end of the relevant Financial Year, including:

                         (A) a balance sheet and statement of income and expenditure for the Financial Year;


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                         (B)       a statement of the source and application of
                                   funds for the Financial Year; and

                         (C)       a statement of each Partner's Capital
                                   Accounts,

             and shall arrange for such accounts to be audited by the Auditors.

6.6          BUSINESS PLAN AND BUDGET

(a) The General Partner shall prepare a Business Plan and Budget to apply to the Partnership Business for the period from the Commencement Date and ending on 31 December 1999, no later than 90 days after the Commencement Date.

(b) The General Partner shall prepare a Business Plan and Budget for each subsequent Financial Year by no later than the end of March in the calendar year in which the Financial Year begins.

(c)          Each proposed Business Plan shall contain:

             (i)         the business plan for the Partnership in the Financial
                         Year;

             (ii) details of any proposed new agreements to be entered into; and

             (iii) proposals for any other activities in connection with the Partnership Business.

(d)          Each proposed Budget shall contain:

             (i) a budget divided into months showing revenues and expenses for the Partnership;

             (ii)        forecast of cashflow for the Financial Year; and

             (iii) a projected balance sheet for the Partnership at the commencement and end of the Financial Year.

6.7          BANK ACCOUNT

(a) The General Partner must if requested to do so by the Security Trustee open and maintain a Partnership bank account with the Security Trustee or a Related Body Corporate of the Security Trustee while the Financing Documents remain binding on the Partnership.

(b) Subject to the Financing Documents, the General Partner must cause all Partnership Property comprising money and negotiable instruments to be deposited into a bank account.

(c) All cheques drawn on a bank account must be signed by the General Partner or its Representative.


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6.8          AUDITOR

(a) The General Partner shall appoint an internationally recognised firm of Chartered Accountants or a partner of such a firm to act as auditor of the Partnership;

(b) The auditor shall not be removed from the office of auditor without the consent of the Partners;

(c) If the office of auditor becomes vacant then the General Partner must as soon as possible thereafter appoint another person or firm as auditor.

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7.           LIMITED PARTNERS
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7.1          LIMITED PARTNERS AND MANAGEMENT

No Limited Partner shall take part in the management of the Partnership
Business.

7.2          CHANGE OF STATUS

A Limited Partner which becomes liable under the Act as if it were a general partner under the Act, shall not become a General Partner for the purposes of this Deed and shall not be entitled to exercise any of the management or voting or approval or access to the information rights of the General Partner under this Deed but shall be subject to all of the obligations and liabilities of a general partner under the Act and such Partner shall only have the rights of a Limited Partner under this Deed.

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8.           EXPENSES
--------------------------------------------------------------------------------

The General Partner shall be reimbursed for all reasonable costs and expenses properly incurred on Partnership Business including the reasonable costs and expenses actually incurred by the General Partner in carrying out its management functions and reporting duties under this Deed.

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9.           CAPITAL
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9.1          CAPITAL ACCOUNT

A Capital Account shall be established and maintained for each Partner during the term of the Partnership. Any Capital Contribution of a Partner shall be credited to the Capital Account of that Partner. Any withdrawal or repayment of capital shall be debited to the Capital Account.

9.2          CAPITAL CONTRIBUTION

(a) Each Partner must on the Commencement Date contribute the amount appearing opposite that Partner's name in the Schedule as its capital contribution on that date.


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(b)          Each Partner shall on or as soon as practicable after the Success
             Date contribute the amount or the property appearing opposite that Partner's name in the Schedule as its capital contribution on that date.

9.3          PARTNERSHIP PROPERTY

All Partnership Property shall belong to the Partners jointly in proportion to their respective Ownership Percentages from time to time.

9.4          NO SEPARATE PARTNERS ASSETS

To the extent permitted by law, and otherwise in equity, all Partnership Property is and shall be held by the Partners as partnership property. If the ownership of any Partnership Property is registered or recorded in the name of less than all the Partners, then each Partner in whose name ownership is registered or recorded holds the property for the benefit of all the Partners as Partnership Property.

9.5          WITHDRAWAL OF CAPITAL

Subject to the terms of the Financing Documents and except as expressly provided in this Deed, no Partner may withdraw capital from the Partnership.

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10.          PROFITS AND LOSSES
--------------------------------------------------------------------------------

10.1         ALLOCATION

(a) The net profit of the Partnership as determined at the end of each Financial Year shall be divided between the Partners in proportion to their respective Ownership Percentages from time to time.

(b) Any losses of the Partnership as determined at the end of each Financial Year shall be borne by the Partners in the same proportion as those in which they would have been entitled to share in the net profits for a Financial Year.

(c) Any adjustments to take account to alterations to profit entitlements occurring during any Financial Year shall be effected on the basis that an equal amount of net profit (or loss as the case may be) is derived on each day of that Financial Year.

10.2         ALLOCATION OF PROFITS

(a) Any amount determined to be the net profits or losses of a Partner shall be allocated to the Capital Account of that Partner.

(b) The Partners agree not to take any action to enforce or obtain payment of any distributions in respect of their Ownership Percentage in contravention of the provisions of the Financing Documents and agree that, should they receive any such payment, they shall promptly pay the same over to the Partnership.

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11.          DEALING IN PARTNERSHIP INTERESTS
--------------------------------------------------------------------------------

11.1         GENERAL PROHIBITION

No Partner may Dispose of or Encumber the whole or any part of its Partnership Interest without:

(a)          the prior written consent of the other Partners; and

(b)          in accordance with the Financing Documents.

Before any person acquires an interest in the Partnership or any Partnership Property in its capacity as a Partner that person must execute a deed in favour of the Partners in such form as the General Partner may require.

11.2         NEW PARTNERS

No person may be admitted as a partner in the Partnership without the prior written consent of the Partners.

--------------------------------------------------------------------------------
12.          DURATION AND DISSOLUTION
--------------------------------------------------------------------------------

12.1         DURATION

(a) Subject to the Act and this clause 12, the Partnership shall continue for so long as the Partnership Business is carried on or until the General Partner decides to dissolve the Partnership. The General Partner cannot dissolve the Partnership while the Financing Documents remain in place except with the consent of the Security Trustee.

(b) Except as provided in this clause 12, the Partners agree that the Partnership will not be dissolved upon the happening of any of the events set out in the Act.

(c) The Partnership shall dissolve and commence winding up and liquidating upon an Insolvency Event occurring in respect of a Partner, provided, however, a dissolution shall not occur, and the Partnership shall not be required to be wound up, if, within 90 days after such event, the General Partner gives notice in writing to all Partners of the continuation of the Partnership, at a time when there is at least one general partner and one limited partner to continue the Partnership Business.

12.2         DISSOLUTION

(a) On the dissolution of the Partnership, the General Partner shall use all reasonable endeavours to realise and get in all the Partnership Property and shall apply the Partnership Property in meeting the debts and liabilities of the Partnership and then in repaying the Capital Accounts. If any excess remains after paying such debts and liabilities and the Capital Accounts, it shall be divided between the Partners in relation to their respective Ownership Percentages at the date of dissolution.

(b) The General Partner shall, as soon as practicable, lodge with the Office of Fair Trading a notice of the dissolution or cessation, specifying the date on which it took effect.

(c) The notice shall be in the form approved by the Office of Fair Trading and contain the particulars required by the regulations or the approved form of notice.

12.3         DISSOLUTION NOT AVAILABLE IN CERTAIN CASES

Under this Deed:

(a) a Limited Partner is not entitled to dissolve the Partnership by notice; and

(b) the General Partners or the Limited Partners are not entitled to dissolve the Partnership because a Limited Partner has allowed the Limited Partner's share of the Partnership Property to be charged for the Limited Partner's separate debts or obligations.

12.4         WINDING UP

If the affairs of the Partnership are to be wound up by the Partners with a view to its dissolution, the winding up is to be carried out by the General Partner unless a Court otherwise orders.

--------------------------------------------------------------------------------
13.          INDEMNITY
--------------------------------------------------------------------------------

Subject to clause 3, any Partner committing a breach of this Deed indemnifies the other Partners from and against all losses, damages, actions, proceedings, costs and expenses arising out of such breach.

--------------------------------------------------------------------------------
14.          RESOLUTION OF DISPUTES
--------------------------------------------------------------------------------

14.1         REFERENCE TO REPRESENTATIVES

If any dispute arises in connection with this Deed, the dispute shall first be referred to senior executive officers of the disputing parties to use their best efforts to arrive at an amicable solution to such dispute as soon as practicable. The disputing parties agree to provide to each other such information as they may reasonably require to determine the issues relevant to a dispute.

14.2         EXPERT

If any dispute is not resolved pursuant to clause 14.1, within 15 days after notice from one of the disputing parties to the other disputing parties of its desire to have the same resolved, then such dispute shall, if the disputing parties can agree on the expert, be referred to or settled by an expert in accordance with the Rules for Expert Determination of the Australian Commercial Disputes Centre. The expert shall be an independent person with appropriate qualifications and experience and will be selected by agreement between the parties to the dispute. The expert shall act as an expert and not as an arbitrator. The expert shall have power to request any of the disputing parties to provide him with such statements (which shall be written unless otherwise specifically required), documents or information as he may determine. The expert shall, within 30 days after being requested by any disputing party to do so, give written notice of his decision to the disputing parties and his decision which shall be final and binding (save in the case of manifest error) on the parties to the dispute who will give effect to the decision forthwith. Fees of the expert shall be payable by such person as the expert may determine or, in the absence of any such determination, equally by the parties in dispute.

14.3         REFERENCE TO COURTS

(a) If the parties to a dispute have not within 30 days of the expiration of the 15 day period referred to in clause 14.2 (or such further period as the parties to the dispute may agree) appointed an expert to determine the dispute, any party to the dispute shall be entitled to refer any matter in dispute to the Courts having jurisdiction in respect of this Deed for determination.

(b) Nothing contained in this clause 14 shall prevent or restrict a party from seeking urgent interlocutory relief from any court of competent jurisdiction.

14.4         CONTINUED PERFORMANCE REQUIRED

Each party to a dispute must continue to perform its obligations under this Deed despite the existence of a dispute.

--------------------------------------------------------------------------------
15.          CONFIDENTIALITY
--------------------------------------------------------------------------------

15.1         PROVISIONS TO REMAIN CONFIDENTIAL

Subject to clause 15.2 and 15.3 the Partners must not disclose or announce to any person and must not permit or procure any other person to disclose or announce to any person the existence or details of negotiations leading to this Deed, the provisions of this Deed or any matters relating to this Deed.

15.2         PERMITTED DISCLOSURES

A Partner may make or permit or procure another person to make disclosures:

(a) to its employees, officers, professional and financial advisers and bankers as the Partner reasonably thinks necessary but only on a strictly confidential basis; and

(b) if disclosure is required by law, in which event the party required to make the disclosure shall use its best endeavours to ensure that the form and terms of that disclosure have first been notified to the other Partners and the other Partners have had a reasonable opportunity to comment on the form and terms.

15.3         ANNOUNCEMENTS

A Partner may make announcements or statements at any time in the form and on the terms previously agreed by the Partners in writing.

15.4         SURVIVAL OF OBLIGATION

This clause will survive the termination of this Deed.

--------------------------------------------------------------------------------
16.          NOTICES
--------------------------------------------------------------------------------

16.1         NOTICES

A notice given under this Deed (including, but not limited to a consent, approval, nomination, request, demand or other communication):

(a)          must be in legible writing and in English;

(b) must be addressed to the recipient at the address or facsimile number set out below or to any other address or facsimile number as a party may notify to the other parties:

             (i)         to the General Partner:

                         Address:       Level 49
                                        525 Collins Street
                                        Melbourne Vic 3000

                         Attention:     The Directors


             (ii)        to each Limited Partner

                         Address:       Kempson House
                                        Camomile Street
                                        London EC 3A 7AN

                         Attention:     The Directors

(c) may be sent to the recipient by hand, telegram, prepaid post (airmail if outside Australia) or facsimile; and

(d) must be signed by an Authorised Officer or under the common seal of a sender.

16.2         MODE OF SERVICE

Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice is deemed to be received:

(a) if sent by hand or telegram, when left at the address of the recipient;

(b) if sent by pre-paid post, five days (if posted within Australia to an address in Australia) or 10 days (if posted from one country to another) after the date of posting; or

(c) if sent by facsimile, on receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the whole facsimile was sent to the recipient's facsimile number but if a notice is served by hand or by telegram, or is sent by the sender's facsimile on a day which is not a Business Day, or after 5.00 pm on a Business Day, that notice is deemed to be received by the recipient at 9.00 am on the first Business Day after that day.

--------------------------------------------------------------------------------
17.          MISCELLANEOUS
--------------------------------------------------------------------------------

17.1         GOVERNING LAW

This Deed is governed by and is construed in accordance with the laws of the State of Victoria.

17.2         JURISDICTION

The parties to this Deed irrevocably and unconditionally:

(a) submit to the non-exclusive jurisdiction of the courts of the State of Victoria;

(b) waive any claim or objection based on absence of jurisdiction or inconvenient forum; and

(c) agree that a document required to be served in proceedings about this Deed may be served:

             (i)         under clause 16; or

             (ii)        in any other way permitted by law.

17.3         INVALIDITY

If, in a particular jurisdiction, a provision of this Deed is invalid or unenforceable:

(a) it shall be read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(b)          it does not affect the validity or enforceability of:

             (i)         that provision in another jurisdiction; or

             (ii) the remaining provisions in another jurisdiction or in that jurisdiction, if they are self sustaining and capable of separate enforcement without regard to the read down or severed portions.

17.4         WAIVER AND EXERCISE OF RIGHTS

(a) A waiver of a provision of or right arising under this Deed (including this clause) is effective only if it is in writing signed by an Authorised Officer of the relevant party to this Deed.

(b) A waiver is effective only in the specific instance and for the specific purpose for which it is given.

(c) A single or partial exercise of a right by a party to this Deed does not preclude another or further exercise of that right or the exercise of another right.

(d) Failure to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

(e) A party is not liable to any other party for any loss, cost or expense caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

17.5         SURVIVAL OF INDEMNITIES

(a) Each indemnity contained in this Deed is a continuing obligation of the person making it and will survive termination of this Deed or dissolution of the Partnership.

(b) It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity conferred by this Deed.

17.6         AMENDMENTS

This Deed may be amended only by a written document signed by all of the parties.

17.7         COUNTERPARTS

This Deed may be signed in two or more counterparts and all counterparts taken together constitute one document.

17.8         FURTHER ACTS

The parties to this Deed agree to undertake such further acts and execute such further documents as are reasonably required in order to implement this Deed.

17.9         ENTIRE AGREEMENT

This Deed together with any documents referred to in this Deed or executed contemporaneously in connection with this Deed comprises the entire agreement between the parties with respect to the subject matter of this Deed and supersedes all prior understandings, agreements, representations and correspondence.


EXECUTED as a Deed:



SIGNED, SEALED AND DELIVERED            )
by                                      )
TU AUSTRALIA HOLDINGS (AGP) PTY LIMITED )
                                        )


 /s/ Robert S. Shapard                          /s/ Anthony W. Kelly
----------------------------------           -----------------------------------
Signature of Director                        Signature of Secretary


 Robert S. Shapard                             Anthony W. Kelly
----------------------------------           -----------------------------------
Name of Director (please print)              Name of Secretary (please print)



SIGNED, SEALED AND DELIVERED            )
for and on behalf of                    )
TU AUSTRALIA HOLDINGS NO 1 LIMITED      )
by a duly appointed attorney            )
in the presence of:                     )


 /s/ Howard Fraser                            /s/ Kenneth Gray
----------------------------------           -----------------------------------
Signature of Witness                         Signature of Attorney (I have no
                                             notice of revocation of the power
                                             of attorney under which I sign this
                                             document)


 Howard Fraser                                Kenneth Gray
----------------------------------           -----------------------------------
Name of Witness (please print)               Name of Attorney (please print)

SIGNED, SEALED AND DELIVERED            )
for and on behalf of                    )
TU AUSTRALIA HOLDINGS NO 2 LIMITED      )
by a duly appointed attorney            )
in the presence of:                     )


 /s/ Howard Fraser                            /s/ Kenneth Gray
----------------------------------           -----------------------------------
Signature of Witness                         Signature of Attorney (I have no
                                             notice of revocation of the power
                                             of attorney under which I sign this
                                             document)


 Howard Fraser                                Kenneth Gray
----------------------------------           -----------------------------------
Name of Witness (please print)               Name of Attorney (please print)

                                    SCHEDULE

                                PARTNER INTERESTS

PARTNER                       OWNERSHIP           CAPITAL CONTRIBUTION
                              PERCENTAGE

                                             Commencement        Success Date

                                                    Date

General Partner                    0.5%           A$1.00

Partner 1                        49.75%           A$50.00        A$440 million *

Partner 2                        49.75%           A$50.00        A$440 million *

Total Ownership Percentage


* or securities issued by TU Australia Holdings Pty Limited or a Related Body Corporate having a face value of not less than A$440 million, or a combination of such cash and securities.